CONSENT OF EXPERT

March 8th, 2018

United States Securities and Exchange Commission

Re:	Registration Statement on Form F-10 (the "Registration Statement") of Endeavour Silver Corp. (the "Company").

Ladies and Gentlemen,

The undersigned hereby consents to the use of and reference to his name in the Registration Statement and the documents incorporated therein by reference.

The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the following technical reports of which the undersigned is an author:

“National Instrument 43-101 Technical Report: Updated Mineral Resource and Reserve Estimates for the El Cubo Project, Guanajuato State, Mexico” effective December 31, 2016 and dated March 3, 2017

“National Instrument 43-101 Technical Report: Updated Mineral Resource and Reserve Estimates for the Bolanitos Project, Guanajuato State, Mexico” effective December 31, 2016 and dated March 3, 2017

“NI 43-101 Technical Report Updated Resource and Reserve Estimates for the Guanaceví Project, Durango State, Mexico” effective December 31, 2016 and dated March 3, 2017

Sincerely,

Jennifer J. (J.J.) Brown